SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                        Music Etc., Inc.
                 (Name of issuer in its charter)

      Nevada                   8200              88-0307084
  (State or other       (Primary Standard          (I.R.S.
   jurisdiction             Industrial            Employer
        of           Classification Code No.)  Identification
  incorporation)                                    No.)
                  ____________________________
                     8764 Carlitas Joy Court
                       Las Vegas, NV 89117
                         (702) 228-4688
  (Address and telephone number of principal executive offices)
                  ____________________________
                     Lewis Eslick, President
                     8764 Carlitas Joy Court
                       Las Vegas, NV 89117
                         (702) 228-4688
    (Name, address and telephone number of agent for service)
                  ____________________________
                         With a copy to:
                    Chapman & Flanagan, Ltd.
                 777 N. Rainbow Blvd., Suite 390
                       Las Vegas, NV 89107
                  ____________________________

Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933 check the following box. _____

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. __

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. __


  Title of each class of    Amount to    Proposed     Proposed     Amount of
     securities to be           be        maximum      maximum    registration
        registered          registered   offering     aggregate       fee
                                         price per    offering
                                         share (1)      price

Common Stock,               6,000,000     $0.001      $6,000.00      $1.50
 being offered by selling
 security holders

Common Stock,               3,000,000      $0.10     $300,000.00    $ 75.00
 par value $0.001 per
share

(1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. Since there is presently no public market for the Common Stock, the registration fee has been calculated based on the offering price of the shares of common stock to the public.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                           Prospectus

                        Music Etc., Inc.

                9,000,000 Shares of Common Stock

                   ---------------------------

This prospectus relates to the sale of up to 6,000,000 shares of the common stock of Music Etc., Inc. offered for the account of the selling security holders and 3,000,000 shares of Music's common stock which is being offered on a "best efforts" basis at a price of $0.10 per share. The selling security holders from time to time may offer and sell the shares they hold through agents or broker-dealers, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The selling security holders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents. Any proceeds and profits from their sale will go to the selling security holders and not to Remote.

No public market currently exists for the shares of common stock.
It is our intention to apply to have the Shares listed for trading on the National Association of Securities Dealers
("NASD") OTC Electronic Bulletin Board Market as soon as possible after the date of this prospectus.

                   ---------------------------

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss.
See "Risk Factors" beginning on page 2 to read about factors you should consider before buying any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   ---------------------------

The information contained in this prospectus is not complete and may be amended. A registration statement relating to these securities has been filed with the Securities and Exchange
Commission. These securities may not be sold nor may offers to buy be accepted before the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



      The date of this prospectus is ________________, 2001


                        Table of Contents

Prospectus Summary                                            34

Risk Factors                                                  34

Forward-Looking Statements                                    38

Use of Proceeds                                               39

Determination of Offering Price                               41

Selling Security Holders                                      41

Plan of Distribution                                          43

Legal Proceedings                                             44

Directors, Executive Officers, Promoters And Control Persons  44

Security Ownership of Certain Beneficial Owners and Management46

Description of Securities                                     47

Interest of Named Experts and Counsel                         48

Disclosure   of   Commission  Position  on  Indemnification   for
Securities Act Liabilities                                    48

Description of Business                                       49

Management's Discussion and Plan of Operation                 52

Description of Property                                       53

Certain Relationships and Related Transactions                53

Market for Common Stock and Related Shareholder Matters       53

Executive Compensation                                        54

Financial Statements                                          54

Changes In and Disagreements With Accountants                 78

Where You Can Find More Information                           78

Experts                                                       79

Legal Matters                                                 79

                       PROSPECTUS SUMMARY

The Company

Music Etc., Inc. is a Nevada corporation formed on September 20,
1993. Our principal executive offices are located at 8764
Carlitas Joy Court, Las Vegas, NV 89117.  Our telephone number is
(702) 228-4688. Our principal business is to be a leading
Internet Company responsible for introducing children to the world of music.

The Offering

The number of shares being
offered by
The Company for sale to the  Up to 3,000,000 shares of common public: stock shares of its common stock for the offering price of $0.10 per share, on a "best efforts" basis for the purpose of providing working capital for the Company. See "Plan of Distribution" and "Use of Proceeds."

The number of shares being
offered
for resale to the public:    Up to 6,000,000 shares of common
                             stock held by the selling
                             securityholders that are presently
                             outstanding;

Shares outstanding prior to
the
offering:                    6,000,000 shares

Shares outstanding after
the
offering:                    9,000,000 shares, assuming all of the
                             shares being offered to the public
                             are sold

Offering price per share:    Market price at the time of resale,
                             prices related to the market price,
                             negotiated prices or fixed prices,
                             which may be changed.

Net proceeds:                We will not receive any of the
                             proceeds of the shares of common
                             stock offered by the selling
                             stockholders.

The selling security holders are selling up to 6,000,000 shares of the common stock Music Etc., Inc.

The selling security holders may offer their shares directly to investors or, if a market develops in our common stock, they may sell their shares through a broker. The price of the shares is undetermined at this time.

Prior to this offering, there has been no public market for the shares of the company, and there can be no assurance that a public market will result following the sale of the shares offered in this prospectus or that the shares can be sold at or near the offering price, or at all. The initial public offering price has been arbitrarily determined by the company based upon what it believes purchasers of speculative issues would be willing to pay for the securities of the company and bears no relationship whatsoever to assets, earnings, book value or any other established criteria of value. This is not an underwritten offering, and the shares are not presently traded on any recognized exchange or market.

It is our intention to apply to have the Shares listed for trading on the National Association of Securities Dealers
("NASD") OTC Electronic Bulletin Board Market as soon as possible after the date of this prospectus.

The securities offered are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk
Factors" below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                          RISK FACTORS

An investment in the securities that are being offered involves a high degree of risk and should only be made by those who can afford to lose up to their entire investment. Before purchasing these securities, you should consider carefully the following risk factors, in addition to the other information in this prospectus.

Risks related to our financial condition

     We are a development stage company with no revenues and anticipate losses for the foreseeable future.
     So it will be difficult for you to evaluate an investment in our common stock.

The Company has had no operating history and has received no revenues or earnings from operations. The Company has no assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until it is able to secure financing to hire outside consultants who know the music and internet industry. This may result in the Company incurring a net operating loss which will increase continuously until the Company raises enough capital to start our web page in order to start offering music lessons online.

As a new company we will face risks and uncertainties relating to our ability to successfully implement our business strategy. You must consider the risks, expenses and uncertainties that an early stage company like ours faces. If we cannot address these risks and uncertainties or are unable to execute our business strategy, our company may not be successful, which could reduce the value of your investment.

     The nature of the Company's proposed plan of operation is highly speculative.

The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition, and management of the Company after knowledgeable personnel is hired. While management intends to hire appropriate personnel who have an operating knowledge of the music and internet industry, it cannot assure that the Company will successfully locate employees meeting this criteria. In the event the Company does raise enough capital to hire key employees and purchase material, the success of the Company is dependent upon numerous other factors beyond the Company's control.

     We cannot predict our success because our business concept of providing music lessons via the internet is evolving and unproven.

The success of our business depends on developing customer acceptance of receiving musical instructions via the Internet. We cannot predict whether we will be able to generate the volume at prices we need to become profitable. We cannot be certain that this concept will grow will in its present form, or at all, or that Internet growth will mean increased sales for us.

     Our growth will likely require additional capital, which, if not available when needed could cause us to curtail or even terminate operations.

We may require additional working capital and other funds in order to hire additional personnel to support our students and operate our business as we expand our operations. We may not be able to raise additional capital in the future on terms acceptable to us, or at all, to meet these plans. If we require additional financing and acceptable sources of financing are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding, and we could even be forced to terminate operations completely.

Risks related to our business

     The Company has not yet entered the market and musical services provided on the internet is extremely speculative.

The Company has not yet entered the market and has no market penetration to date. Once it has entered the market, the Company will be an insignificant participant in the business of providing educational services through the internet. A large number of established and well financed entities are currently active in the business of providing musical lessons over the internet. Nearly all the Company's competitors have significantly greater financial resources, technical expertise, and managerial capabilities than the Company. The Company is, consequently, at a competitive disadvantage in being able to provide such services and become a successful company in the internet industry. Therefore, the Company may not be able to establish itself within the industry at all.

     The internet's infrastructure may not be able to service demand, which may hinder our customers' ability to access our website and result in reduced revenues.

The growth and increasing volume of Internet traffic may cause performance problems that may adversely affect the development of our Internet-based business. The growth of Internet traffic to high volumes of use over a relatively short period of time has caused frequent periods of decreased Internet performance, delays and, in some cases, system outages. This decreased performance is caused by limitations inherent in the technology infrastructure supporting the Internet and the internal networks of Internet users. The international marketplace is even less developed in its Internet infrastructure, which may pose problems in the form of delays, interruptions and communication failures. If Internet usage continues to grow rapidly, the infrastructure of the Internet and its users may be unable to support the demands of growing e-commerce usage, and the Internet's performance and reliability may decline. Network capacity constraints, especially at times of peak usage, can prevent or delay access to connect to the Internet. If our existing or potential customers experience delays on the Internet, the adoption or use of our Internet-based, interactive shopping and informational website may grow more slowly than we expect or even decline. Consequently, we may have difficulty obtaining new customers, or maintaining our existing customers, either of which could reduce our potential revenues and have a negative impact on our business, results of operations and financial condition.

     Security Risks And Other Disruptive Events With
     Respect To The Internet Or Our Computer Systems
     Could Harm Us By Jeopardizing Customer Confidence In
     Us

Both our infrastructure and the infrastructure of Internet service providers could be vulnerable to unauthorized access, computer viruses or similar disruptive problems and system failures. Security and disruption problems with the Internet or our website may prevent customers and potential customers from accessing our website.

Third parties could potentially jeopardize the security of confidential information stored in our computer systems or our customers' computer systems. Customers generally are concerned with security and privacy on the Internet and any publicized security problems could deter customers from conducting transactions with us. In addition, we could lose customers if our service, or the Internet in general, is merely perceived as not having adequate data security.

Our computer systems are also subject to damage caused by fire, flooding, telecommunications failures, power loss, software-related system failures and various similar events. Any of these events, whether intentional or accidental, could lead to interruptions, delays or cessation of service. Protecting against the threat of security breaches or alleviating problems caused by breaches may be expensive to solve and could require us to spend significant capital or other resources. Although we maintain redundant computing and/or communication resources, if there should be a complete failure of such systems, our insurance policies will not adequately compensate us for any losses that may occur due to such failures or interruptions in our business.

     Our directors and officers will only devote part time efforts to this business due to other business interests they have.

While seeking investment and personnel with knowledge of the internet industry, management anticipates devoting up to twenty hours per week to the business of the Company. The Company's officers have not entered into written employment agreements with the Company and are not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of the Company's business and its likelihood of continuing operations. See "Management."

     Should we fail to successfully market the concept, our business may fail and you could lose your entire investment.

We intend to devote our efforts almost entirely to the marketing of the concept for the provision of musical lessons over the internet. The success of our business is currently dependent on a single concept. Moreover, we have virtually no independent marketing capabilities and experience.

Risks related to this offering

     There is currently no public market for the stock and there may not be a market for the securities after the offering and it might be difficult for you to sell your shares.

The Company is not currently and never has been marketed on any stock exchange or Nasdaq, including the OTC bulletin board system or the pink sheets and any purchasers of the Company's shares may find it extremely difficult to dispose of their shares. We do not currently meet the requirements such as income and shareholders' equity, to have our shares listed on a stock exchange in the United States or quoted on NASDAQ. We have a market maker who is willing to make a market in our common stock, but we cannot give any assurance that this market maker will be successful. We expect that initially any market will be on the OTC Bulletin Board. Consequently, the securities may be an illiquid long-term investment.

     The stock price may experience extreme price and volume fluctuations, and investors in our stock may not be able to resell their shares at or above the offering price.

If the Company is able to market its stock on the OTC bulletin board, the market price of the Common Stock could be subject to significant fluctuations in response the Company's operating results and other factors, and the market price of the Common Stock may decline below the public offering price. Developments in the floorcovering industry or changes in general economic conditions could adversely affect the market price of the Common Stock. In addition, the stock market has from time to time experiences extreme price and volume volatility. These fluctuations may be unrelated to the operating performance of particular companies whose shares are traded.

     The penny stock rules could make selling the company's securities more difficult.

Even when the Company is able to list its shares on the OTC bulletin board, its common stock will be a "penny stock," under Rule 3a51-1 under the Securities and Exchange Act, unless and until the shares reach a price of at least $5.00 per share, we meet certain financial size and volume levels, or the shares are registered on a national securities exchange or quoted on the NASDAQ system. The shares are likely to remain penny stocks for a considerable period of time after the offering. A "penny stock" is subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Commission. Those rules require securities broker-dealers, before effecting transactions in any "penny stock," to deliver to the customer, and obtain a written receipt for a disclosure document set forth in Rule 15g-10 (Rule 15g-2); to disclose certain price information about the stock (Rule 15g-3); to disclose the amount of compensation received by the broker-dealer (Rule 15g-4) or any "associated person" of the broker-dealer (Rule15g-5); and to send monthly statements to customers with market and price information about the "penny stock" (Rule 15g-6). Our common stock will also be subject to Rule 15g-9, which requires the broker-dealer, in some circumstances, to approve the "penny stock" purchaser's account under certain standards, and deliver written statements to the customer with information specified in the rules. These additional requirements could prevent broker-dealers from effecting transactions and limit the ability of purchasers in this offering to sell their shares into any secondary market for our common stock. Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

     - control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

     - manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

     - "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

     - excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

     - the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Additionally, the Company's securities, when available for trading, may be subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell these securities to other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets exceeding $5,000,000 or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouses income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchasers' written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of the Company's securities to buy or sell in any market that may develop.

                   FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements." These statements may include statements regarding:

*    our business strategy;

*    plans for hiring personnel;

* adequacy of anticipated sources of funds, including the proceeds from this offering; and

* other statements about our plans, objectives, expectations and intentions contained in this prospectus that are not historical facts.

When used in this prospectus, the words "may," "will," "should," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed under "Risk Factors" and elsewhere in this prospectus. Following this offering, we assume no obligation to update any forward-looking statements contained in this prospectus.

                         USE OF PROCEEDS

The net proceeds to be used from this offering, after deducting estimated offering related expenses of $7,500 will be approximately $292,500 if all the shares offered by Music Etc. are sold. It is possible that we will not sell any shares in the offering. The following table sets forth the use of estimated net proceeds, alternatively under the minimum and maximum offering, and prioritization of net proceeds expected to be received from this offering. If funds in excess of the minimum amount, but less than the maximum, are received, the funds will be allocated among the items in the table. Actual receipts and expenditures may vary from these estimates.

We propose to use the net proceeds as follows, in order of priority:

                               Assuming
                               Sale of
                               3,000,000
                               Shares
Working Capital and general
 corporate purposes              $ 127,500
Salaries                         $  70,000
Office Equipment                 $  65,000
                               -----------
                                         -
Total Net Proceeds               $ 292,500


Assuming we sell all the shares, we believe that we will be able to begin putting our business plan into effect, as well as sustain us for the next 12 months. We believe we need to raise the all of the proceeds to effectively implement our business plan and less than that amount will require us to limit the amount we will need to spend on salaries and to purchase materials and office equipment. The working capital reserve may be used for general corporate purposes to operate, manage and to contract a web hosting company as well as a website manager. We presently have no commitments or agreements, and we are not involved in any negotiations, with respect to any acquisition of merchandise or materials.

The amounts set forth in the use of proceeds table merely indicate the proposed use of proceeds. These funds may be expended earlier due to unanticipated changes in economic conditions or other circumstances that we cannot foresee. In the event our plans or assumptions change or prove to be inaccurate, we might seek additional financing through loans or other financing arrangements sooner than currently anticipated.

The proposed allocation of the net proceeds represents our management's best estimate of and the current intentions concerning the expected use of funds to finance our activities in accordance with our management's current objectives and market conditions. Our management and Board of Directors may allocate the funds in significantly different proportions, depending on their needs at the time. Pending application of the net proceeds in the manner mentioned above, the proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

We presently do not pay our officers and directors any amount of salary. In the event we are successful in completing this offering, we propose that, initially, we will hire consutltants on a per project basis and outsource our web management and web design in order to keep costs down.

We will not receive any of the proceeds from the sale of the shares by the selling security holders but have agreed to bear all expenses for registration of the shares under federal and state securities laws. All proceeds from the sale of the common stock by the selling security holders will be paid to them.

                 DETERMINATION OF OFFERING PRICE

The offering price of the shares being offered for sale by Music Etc. has been arbitrarily determined by the Company based upon factors like the Company's capital needs and the percentage of ownership to be held by investors as a result of this offering. The offering price does not necessarily bear any relationship to assets, book value, earnings history or other historical factors.

We will not determine the offering price of the common stock being offered by the selling security holders. The offering price will be determined by market factors and the independent decisions of the selling security holders. Before this offering there has been no market for the common stock and we have had limited business operations to date.

                    SELLING SECURITY HOLDERS

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each selling security holder as of December 31, 2000, the number of shares that each may offer, and the number of shares of common stock beneficially owned by each selling security holder upon completion of the offering, assuming all of the shares are sold.

                        Before the Offering    After the Offering
                         Shares    Percentag    Shares    Percenta
                       Beneficia      e of    Beneficia    ge of
Name of Selling        lly Owned     Common   lly Owned    Common
Security Holder                      Stock                 Stock

LeRoy V. Abbott           79,200       1.32%      0          *
Linda C. Abbott           79,200        1.32%     0          *
Alan J. Albert (1)        60,000        1.00%     0          *
Nancy L. Albert (1)       50,400            *     0          *
Darrel C. Apel (2)        50,400            *     0          *
Randall L. Apel           60,000        1.00%     0          *
Terri Ann Apel (2)        50,400            *     0          *
James H. Brody            80,400        1.34%     0          *
Jan E. Cerva              50,400            *     0          *
Amy L. Cline              50,400            *     0          *
Sandra L. Duncan          60,000        1.00%     0          *
Peggy L. Edwards          79,200        1.32%     0          *
Leslie B. Eslick       1,039,200       34.78%     0          *
Lewis M. Eslick        1,047,600       34.78%     0          *
Paul J.C. Eslick          60,000        1.00%     0          *
Shane A. Eslick (3)       50,400            *     0          *
Sherrie L. Eslick (3)     50,400            *     0          *
Patrica Ann Feller        51,600            *     0          *
Linda C. Fontana          79,200        1.32%     0          *
Charlene L. Hague         80,400        1.34%     0          *
John A. Harting (4)       50,400            *
Patsy L. Harting (4)     976,800       16.28%
Sandy L. Joaquin          72,000        1.20%
Stacy Kettle              79,200        1.32%
Robert Knapp              50,400            *     0          *
Gary Lindberg (5)         60,000        1.00%     0          *
Marice A. Lindberg (5)    84,000        1.40%     0          *
Cheryl Mall                4,800            *     0          *
Patrick R. McCann         80,400        1.34%     0          *
Roger L. McCollom (6)     51,600            *     0          *
Janice M. Eagles (6)      60,000        1.00%     0          *
Darryl L. Murphy (7)      50,400            *     0          *
Thelma L. Murphy (7)      50,400            *     0          *
Cynthia Jean O'Brien      50,400            *     0          *
Eleanor H. Perry          54,000            *     0          *
Richard M. Rutledge       72,000        1.20%     0          *
Jeffrey K. Shepard        80,400        1.34%     0          *
Wesley D. Sheppard        51,600            *     0          *
Milton Sills              60,000        1.00%     0          *
Susan J. Smith            60,000        1.00%     0          *
James A. Smith, III       51,600        1.00%     0          *
Renee Madeline Smythe     80,400        1.34%     0          *
Pamela Sue Springer       51,600            *     0          *
Howard Stiebel (8)        54,000            *     0          *
Kathryn Stiebel (8)       60,000        1.00%
Shelley R. Stiebel        72,000        1.20%
George D. Timmons (9)     50,400            *     0          *
Rita F. Timmons (9)       50,400            *     0          *
Kenneth Wayne Vega        60,000        1.00%     0          *
(10)
Tammy I. Vega (10)        51,600            *     0          *
Pauline Lydia Walston     60,000        1.00%     0          *
Xaxon Immobilien und
Anlagen Consult GmbH      50,400            *     0          *
(11)

-----------------------------

* Denotes less than 1% of the issued and outstanding shares of common stock.

(1) Alan and Nancy Albert are husband and wife, therefore they jointly hold 110,400 shares, representing 1.84% of the Company's outstanding stock.

(2) Teri Ann Apel and Darrel Apel are husband and wife, therefore they jointly hold 100,800 shares, representing 1.68% of the company's outstanding stock.

(3) Sherrie Eslick and Shane Eslick are mother and son, Sherrie therefore has controlling interest in her son's shares, which together with her own holdings total 100,800 shares, representing
1.68% of the Company's outstanding stock.

(4) John Harting and Patsy Harting are husband and wife, therefore they jointly hold 1,027,200 shares, representing 17.12% of the Company's outstanding stock.

(5) Gary Lindberg and Marice Lindberg are husband and wife, therefore they jointly hold 144,000 shares, representing 2.4% of the Company's outstanding stock.

(6) Roger McCollom and Janice Eagles are husband and wife, therefore they jointly hold 111,600 shares, representing 1.86% of the Company's outstanding stock.

(7) Thelma Murphy and Darryl Murphy are mother and son, Thelma therefore has controlling interest in her son's shares, which together with her own holdings total 100,800 shares, representing
1.68% of the Company's outstanding stock.

(8) Howard Stiebel and Kathryn Stiebel are husband and wife, therefore they jointly hold 114,000 shares, representing 1.9% of the Company's outstanding stock.

(9) George Timmons and Rita Timmons are husband and wife, therefore they jointly hold 100,800 shares, representing 1.68% of the Company's outstanding stock.

(10) Kenneth Vega and Tammy Vega are husband and wife, therefore they jointly hold 111,000 shares, representing 1.85% of the Company's outstanding stock.

(11) Lewis Eslick, the current president and director of Pure
Country, is the Managing Director of Xaxon Immobilien und Anlagen
Consult GmbH, therefore Mr. Eslick has beneficial ownership of a total of 1,098,000 shares, which represents 18.3% of the Company's outstanding stock.

We are registering all of the shares listed which are held by the selling security holders. The selling security holders may sell their shares from time to time in broker's transactions or otherwise. Because the selling security holders may sell all, some or none of the shares held, we cannot estimate the number of shares that will be held by the selling security holders after the offering. For purposes of the above table, we have assumed that all of the shares offered by the selling security holders will be sold.

                      PLAN OF DISTRIBUTION

Our officers and directors, Lewis Eslick, President/Director, Leslie Eslick, Secretary/Director and Patsy Harting, Treasurer/Director, have been authorized to sell shares of our common stock pursuant to this prospectus to any and all suitable investors in specific states in which these securities are registered or are exempt from registration. Our officers and directors will not receive commissions or other offering remuneration of any kind for selling shares in this offering. Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being sold in this offering, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by is against public policy as expressed in the Act and will be governed by the final adjudication of this issue.

The shares of common stock are being offered by us on a "best efforts" basis with respect to the 3,000,000 Shares, which will be made available to the public at $0.10. No one has committed to purchase or take down any of the shares offered. All proceeds of the offering will be held in a bank account with Bank of America, Las Vegas, Nevada. In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash or by wire transfer or check payable to the Music Etc., Inc. Investment Account. This offering will terminate within 180 days of the date of the prospectus. There can be no assurance that any or all of the Shares being offered will be sold.

The gross proceeds to the Company represented by issue of all the Shares for cash under this offering to the public will be $300,000. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. The shares are offered subject to prior sale, when, as, and if delivered to and accepted by us, and subject to approval of particular matters by legal counsel. We reserve the right to withdraw, cancel or modify this offer and to reject any offer in whole or in part. Delivery of the shares will be made to investors promptly upon acceptance of cash and the satisfaction of escrow conditions relating to completion of the minimum offering amount.

The selling security holders may either sell their shares directly to a purchaser or through the use of a broker-dealer.
We will not sell shares on any selling security holder's behalf.

We have not authorized anyone to give any information or to make any representations concerning this offering other than those contained in this prospectus. You should not rely on any representation made by any third parties. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities it offers to any person in any jurisdiction where that offer or solicitation is unlawful. The delivery of this prospectus or any sale of securities does not imply that the information in this prospectus is correct as of any date later than the date of this prospectus.

The selling security holders may be considered to be an underwriter under the Securities Act. We are not currently planning to register the shares of common stock owned by the selling security holders in any state. Various states may have exemptions from the registration requirements of their securities act that would allow the selling security holders to sell their shares to others. Various states have exemptions from the registration requirements for securities that allow securities to be sold in non-issuer transactions. The selling security holders are not issuers of the shares and may be able to rely on these exemptions. If the selling security holders are not able to rely on these non-issuer exemptions, we will assist the selling security holders in registering or qualifying the shares for sale in the particular state.

Any person who purchases the shares of common stock from a selling security holder will be able to resell the shares under state secondary market sales exemptions.

The states may permit secondary market sales of the securities:

  * once we publish the necessary financial and other information about ourselves in a recognized securities manual. These manuals include Standard & Poor's Corporation Records, Moody's and Fitches.
* after a time period required by that state has elapsed from the date we issued the securities.
* under exemptions that may apply to some investors based upon the investors qualifications.
* as a reporting company under the Securities Exchange Act of 1934; and
* as covered securities under Section 18(b)(4)(A) of the Securities Act, as long as any notice and fee requirements of the states have been met.

                        LEGAL PROCEEDINGS

Neither the Company nor any of its officers or its directors is a party to any pending legal proceeding, nor is its property the subject of any pending legal proceeding other than routine litigation that is incidental to its business.

  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of the Board of Directors of the Company serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below are acting on behalf of, or at the direction of, any other person.

The Company's officers and directors will devote their time to the business on an "as-needed" basis, which is expected to require 5-10 hours per month.

Information as to the directors and executive officers of the Company is as follows:

Name/Address             Age    Position
Lewis M. Eslick          61     President/Director
8452 Boseck Dr., Unit
272
Las Vegas, NV 89145
Leslie B. Eslick         46     Secretary/Director
8452 Boseck Dr., Unit
272
Las Vegas, NV 89145
Patsy Harting            59     Treasurer/Director
14133 Elmira Circle
Magnolia, CA 95954

Lewis M. Eslick; President

Mr. Lewis M. Eslick has been President and a Director of the Registrant since April 1997.

Since April 1997, Mr. Eslick has been the president and director of Pure Country, Inc., a company involved in establishing an online business which will offer instructions for music lessons via the Internet.

Since  August  of  1995,  he has been  an  owner  and  served  as
Geschaeftsfuehrer (Assistant Managing Director) of Xaxon Immobilien und Anlagen Consult GmbH. Under Mr. Eslick's direction, the company was awarded a full 34-C License, which allows every business except banking operations. The company consults with major development companies of the European Economic Community and the United States of America.

From April, 1994, through December, 1994, Mr. Eslick was CEO of Travel Masters, where he developed strategy and a business plan for the company, and the structure to establish a central reservation complex to replace Airline City Ticketing Offices in Reno and Las Vegas, Nevada using Electronic Ticket Delivery Networks (ETDN) which led to ticketless travel.

From 1986 to the Present, Mr. Eslick has been CEO of Mirex, Inc., an international consulting firm. He was responsible for several successful negotiations on behalf of Bechtel Engineering and Minerals, including:

     A twelve-berth harbor to accommodate ocean cargo vessels of up to 50,000 DTW at Mawan Harbor, the mouth of the Pearl
     River

     The Shenzhen Petro-Chemical Refinery, with an operating capacity of 68,000 barrels per day.

     Arranged financing for the Mawan Port Facility with the assistance of Triad Enterprises S.A. Banco Arabe de Espanole secured a bank commitment for $375,000,000 (US) with very favorable interest rates and set-off principal payments.

From 1983 to 1986, Mr. Eslick conceptualized and delivered to EF Hutton the plan for what is now known as "Reservoir Inadequacy Insurance," the methods by which investors are protected against inadequate oil reserves or dry wells. He developed and co-authored with Lloyds of London syndication that backed the policies.

From 1981 to 1983, Mr. Eslick was the project manager for Rosendin Electric, overseeing the complete wiring of the building that tracks the Space Shuttle for Lockheed. For 1979 to 1981, Mr. Eslick served as the Managing Director of Interface Idrocaruare, Inc. S.A., a corporation with offices in Geneva, Switzerland, and Konigswinter, West Germany, that actively traded in the international spot oil market.

From  1954  to  1958, Mr. Eslick served in  the  US  Navy  as  an
Aviation Electronics technician.

Leslie B. Eslick; Secretary

Ms.  Leslie  B.  Eslick  has  been  a  Shareholder  Director  and
Secretary of the issuer since April 1997.

Since April 1997, Ms. Eslick has been the secretary and director of Pure Country, Inc., a company involved in establishing an online business which will offer instructions for music lessons via the Internet.

Since  August  of  1995,  she has been an  owner  and  served  as
Geschaeftsfuehrena (Assistant Managing Director) of Xaxon Immobilien und Anlagen Consult GmbH. Ms. Eslick assisted in obtaining for the company, a full 34-C License, which allows every business except banking operations. The company consults with major development companies of the European Economic Community and the Unites States of America.

Prior to 1995, she was a Director and Vice-President of Mirex, Inc., where she assisted with several successful negotiations as well as being responsible for accounts payable & receivable for the firm. From 1983 to 1986, Ms. Eslick assisted conceptualization and delivery to E.F. Hutton, the plan for what is now known as Reservoir Inadequacy Insurance. She co-developed and co-authored with Lloyds of London, the syndication that backed the policies. Ms. Eslick served as an Assistant Managing Director of Interface Indrocarbuare, Inc. S.A., a corporation with offices in Geneva, Switzerland, and Konigswinter, West
Germany that actively traded in the international spot oil market. Ms. Eslick attended the University of California at Berkley.

Patsy Harting; Treasurer

Ms. Harting has been an officer and director of the Company since
April 1997.

Since April 1997, Mrs. Eslick has been the treasurer and director of Pure Country, Inc., a company involved in establishing an online business which will offer instructions for music lessons via the Internet.

Since 1996, Mrs. Harting has been a Phlebotomist working in the Intensive Care Unit and the laboratory at Inlow Hospital, Chico, California. Her duties consist of the normal activities associated with the care of the critically ill and post surgery patients.

Prior to that, during the years from 1983 until 1996, Mrs. Harting was the owner of PJ's Red Onion, a very successful restaurant located in Paradise, CA. She operated a thriving business and supplied Specialty Pies to the largest restaurants in Chico and Orville, CA for over twelve years. Ms. Harting sold her business interests in the early part of 1996.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known to us, as of August 3, 2001, to be a beneficial owner of five percent (5%) or more of the Company's outstanding common stock, each officer and director individually, and all executive officers and directors as a group. No other class of voting securities is outstanding. Each person is believed to have sole voting and investment power over the shares. Except as noted, each person has sole voting and investment power with respect to the shares shown. None of the beneficial owners has the right to acquire any shares of the Company's common stock within 60 days pursuant to options, warrants, rights, conversion privileges, or similar obligations. Unless otherwise indicated, all shares are beneficially owned by the persons named.

Name and Address of           Amount and Nature of   Percent of
Beneficial Owner              Beneficial Ownership     Class

Leslie Eslick                          1,039,200        17.32%
8764 Carlitas Joy Court
Las Vegas, NV 89117

Lewis Eslick                           1,047,600        17.46%
8764 Carlitas Joy Court
Las Vegas, NV 89117

Patsy L. Harting               50,400 (indirect)        17.12%
14133 Elmira Circle             976,800 (direct)
Magalia, CA 95954
Includes all officers and
directors of Music Etc. as a           3,114,000          51.90%
group (3 individuals)

                    DESCRIPTION OF SECURITIES

Common Stock

Music's Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock, par value $.001 per share, of which 6,000,000 are issued and outstanding. The shares are non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by Music from time-to-time, from funds legally available. In the event of a liquidation, dissolution, or winding up of Music, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

Management is not aware of any circumstances in which additional shares of any class or series of Music's stock would be issued to management or promoters, or affiliates or associates of either.

Preferred Stock

Music's Articles of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, none of which have been issued. Music currently has no plans to issue any preferred stock. Music's board of directors has the authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of common stock; however, no preferred stock may be issued with rights equal or senior to the preferred stock without the consent of a majority of the holders of then-outstanding preferred stock.

Music considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future financings, and in meeting corporate needs which may arise. If opportunities arise that would make the issuance of preferred stock desirable, either through public offering or private placements, the provisions for preferred stock in Music's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed financing, and other factor existing at the time of issuance. Therefore it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Music's common stock or any other series of preferred stock which Music may issue. The board of directors does not have any specific plan for the issuance of preferred stock at the present time, and does not intend to issue any preferred stock at any time except on terms which it deems to be in the best interest of Music and its shareholders.

The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Music. While such provisions are intended to enable the board of directors to maximize shareholder value, they may have the effect of discouraging takeovers which could be in the best interests of certain shareholders. There is no assurance that such provisions will not have an adverse effect on the market value of Music's stock in the future.

              INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer or employee of the small business issuer.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                   SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Nevada General Corporation Law or the provisions of the Company's Articles of Incorporation, as amended, or Bylaws, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities, other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     DESCRIPTION OF BUSINESS

Background

Music Etc., Inc. is a Nevada corporation formed on September 20, 1993. Our principal place of business is located at 8764 Carlitas Joy Court, Las Vegas, NV 89117. The officers and directors of Music Etc., Inc. became aware over the years that school districts throughout the United States were constantly cutting back on extra activities due to budget cuts. It seemed that music was always the first to go, especially in the elementary grades. Realizing this to be the case it was decided that offering music lessons via the Internet may be a very popular idea.

The original business plan to offer music lessons over the internet was abandoned due to the lack of funds available in order to implement this business plan. However, management believes that through the proceeds from this offering, it will be able to raise enough initial capital to begin operations and build a web-site.

On September 20, 1993, the Company issued 20 shares of its common stock to its original founder, Cheryl Mall for cash. On April 7, 1997, the Company issued 9,500 shares of its stock to its current president, who subsequently sold some of his shares to 20 individuals on May 22, 1997. On April 7, 1997, the Company issued 7,980 shares to its current Secretary, who subsequently sold some of her shares to 15 individuals on May 28, 1998. On April 7, 1997, the Company issued 7,500 shares of its stock to its current Treasurer, who subsequently sold some of her shares to 13 individuals on June 8, 1998.

On  September  20,  1999,  the Company amended  its  Articles  of
Incorporation to increase the authorized number of shares from 25,000 shares of common stock with no par value to 50,000,000 shares of common stock and also to authorize 10,000,000 shares of preferred stock, all with a par value of $0.001 per share. On September 20, 1999, the Company also approved a forward stock split on a 240:1 basis, increasing the issued and outstanding shares from 25,000 to 6,000,000 shares of common stock.

Business of Issuer

Music Etc., Inc. intends to contact various music teachers who specialize in one or more musical instruments to get their input as how to best achieve our goals. We want to make several key contacts in the manufacturers of musical instruments who we feel will be quite excited about our ideas and may extended their knowledge and expertise about the music business.

We are a development stage company which will deliver music lessons for various instruments to families and children via a variety of applications on the Internet. We intend to devote our resources to the delivery of online music lessons for various instruments. We intend to offer a fee- based Internet application through which we will deliver music lessons in real time with the same quality that a private instructor would provide.

We hope to launch our website and commence delivering services to the public with the proceeds from this offering. Currently, our operations consist primarily of organizational and capital raising activities, research and analysis with respect to Internet musical education industry opportunities, and the development of technical and operational infrastructure.

Services

Music Etc., Inc. hopes to position itself to take full advantage of the fast growing Internet industry. It is our desire to be the leading Internet Company responsible for introducing children to the world of music. Our concept would allow anyone who had a computer or access to one to learn a musical instrument. Music Etc., Inc. wants provide music lessons for various instruments in a way that would allow the participant to be familiar enough at the end of a 10-lesson cycle to continue and with practice become proficient. The company intends to offer intermediate and advanced lessons utilizing the same format as described above.

Each instrumental choice would come with a series of 10 basic lessons. We intend to construct a Website where these lessons would be shown and would be available to our subscribers at their convenience. The student could download this music and practice at home until he had mastered that lesson and then go on to lesson two, three, etc. By the end of a 10-lesson cycle the student should be able to continue advancing on his own by practicing and utilizing certain music books, which we would recommend. It is the intent of the company to charge a fee of $35.00 for each 10-lesson cycle. By keeping the cost down to a reasonable amount we feel people that could not otherwise afford to learn a musical instrument could now do so.

After the company has become established it would want to retail sheet music as well as discounted instruments and musical supplies. We feel this addition to our business will be advantageous to our students and beneficial to our company.

Customers may choose from one or a series of lessons that address curriculum objectives on a specific level. Eventually, we hope to reach a point where we will have a staff in which our services will be highly interactive. The music lessons would incorporate the use of videos, interactive dialogue between student and teacher and would have available sheet music that would reflect that days lesson.

System Requirements

Those individuals wishing to take the musical lessons need the following computer specifications and hardware requirements:

  * A Pentium class computer running Windows 95 or higher.

  *  An Internet connection with a 28.8 kbps modem or better.

  * At least 16 MB of RAM.

  * A MIDI compatible piano or MIDI Keyboard (if piano lessons are the choice for the individual). Connect the piano/keyboard to your computer using a sound card to MIDI connector cable.

  * A headset with microphone attached is recommended, or microphone and speakers.

Product Design and Development

We consider successful product design and development to be essential to implementing and growing the market for our services.

Marketing

In order to market our web site, we intend to have our site listed on different search engines, like Yahoo!, Infoseek, Excite, Lycos and AskJeeves. We feel this will be the best way to advertise our services for those seeking musical lessons. According to Planet Ocean Communications, an internet marketing company in Captain Cook, Hawaii, more than 95% of all people on the Web use only eight search engines. Some of the software packages we have been researching are as follows:
PowerSolution's SitePromoter (http://www.sitepromoter.com), which would submit our site to 150 search engines or CyberSleuth Internet Services' Net Submitter Professional (http://www.cyber-sleuth.com/nsp), which offers fully automated submission to hundreds of search engines and directories as well as offering semiautomated support for hundreds of other submission sites. These software products usually cost less than $100.

Another option we will utilize is to get our site on affiliate programs and partnerships with content sites. Through an affiliate program, our web site will be linked with a larger web site that contains similar services as those we are offering. Our web site will be able to be noticed when a net surfer is checking out the bigger web site, our site would be highlighted and net surfers would then be able to click and link directly to our web site. Most likely we would be able to form a partnership with these larger web site by offering a percentage of our sales for getting our site listed. We intend to use web sites like AllAbout-Music.com, Aardvark's Archive of General Musical Interest, and/or MusicNow!

Markets

The Company may enter into agreements with accomplished musical instructors with expertise in teaching the application of various musical instruments. These teachers' lessons and techniques will be video taped for each set of ten lessons, beginners, intermediate and advanced.

As schools become more and more overcrowded School Boards seek ways to achieve economic demands of supplying more teachers for the student population. The first cuts usually made are those in extra curricular activities and to be more precise, the music department.

Music Etc. intends to approach numerous school districts throughout the country and offer group lessons to their students. The number of students participating in our program will determine the cost for these Subscription Agreements.

We anticipate the exposure to our concept will gradually expand into the European and Asian markets via the Internet. Once this occurs it will be necessary to find instructors fluent in the language of each country where our enrollments are concentrated. Exposure to the international markets will necessitate the expansion of lessons offered to include instruments that are native to those countries.

We feel that this is the right idea and the right time to implement such an idea. As the Internet grows our company will grow.

Music Etc., Inc. plans to market its programs over the internet via a website that is to be designed to appeal to individuals, school districts and appropriate agencies worldwide. We believe that once word spreads about our website subscriptions will jump. We will market music lessons in three stages, beginning, and intermediate and advanced. We hope to have the ability to sell both used and new musical instruments via our Website as well as musical supplies.

Competition

Currently, there are only a few sites that offer music lessons online. These sites however only offer piano or guitar lessons. We intend to offer a variety of different lessons, from which the student would be able to choose. Since we have not yet begun our operations and intend to implement our business plan through the proceeds raised in this offering, it will be difficult for us to find a niche in the music industry. These other companies have greater financial resources and are already established, making it more difficult for us to generate revenue within the first year, if we are able to raise enough funds to finance our ultimate goals and begin a web site.

Employees

We are currently in a start-up phase with no employees, other than our management. It is expected that as funds become available additional staff will be hired. All future employees will be hired under an equal opportunity policy and evaluated by their manager on a regular basis with regard to merit raises and advancements. We do, however, intend to hire consultants, initially through part of the proceeds raised in this offering.

          MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

We are in the developmental stage and have no established source of revenue. We are currently developing a business plan to market our web site which will enable users to learn to play musical instruments online through the varying levels of music lessons we intend to make available shortly after becoming operational. We plan to take the following steps that we believe will be sufficient to provide us with the ability to continue in existence:

1. Management believes we will need to raise between US$300,000 and US$500,000 over the next 12 months which we will utilize in contracting web hosts, web page designers and consultants to help us devise a curriculum which will be viable to teach music lessons online. The exact amount we will need to raise will be determined by the then current market conditions, and the status of cash flow within Music Etc. It is anticipated that an initial injection of US$300,000 will be required within the next 12 months. We propose to raise the amount we need by selling shares of our common stock through this offering followed by one or more private placements if necessary.

2. We hope to generate revenue from the marketing of our web site to offer music lessons online. This is expected to be conducted upon the completion of this offering and availability of funds. We are currently conducting ongoing research as to the best way to market our web site. Music Etc. does not currently have any formal contracts with any internet sites or web hosts.

3. Should management decide that raising funds by means of one or more private placements would be detrimental to Music Etc. and its shareholders because our cash flow is limited as a result of little or no revenues, we will attempt to secure a line of credit with an established financial institution to assist with the marketing and general working capital purposes.

We intend to utilize one or more of the credit card processing services to provide our students the option to either pay online with a credit card or have payments deducted straight from their checking accounts. These services will range anywhere from $10/month and $0.25 per transaction fee through CardService International, Inc. to $44.95/per month, which includes the processing fee, for a period of 24 months from iTransact.com (for each transaction over 500 is subject to a $0.10 per transaction fee.

We intend to launch our website with the aid of consultants within the music industry, which we will utilize their knowledge in instructing individuals. These consultants will be paid on a per project basis, initially, from the proceeds raised in this offering. Once we have generated revenue and profits enough to sustain our working capital on an ongoing basis, we will hire these individuals on a part- to full-time basis. We also intend to utilize the services of website managers and designers in order to keep our operating costs down. Prices for services which will design our website as well as manage the site range anywhere from $19.95/month to $45/month, some with a start up fee, for the small to medium sized businesses just getting started. Many of these web hosting services also include ISP services included in the monthly fees. Eventually, in the future, we intend to hire a full-time web page designer and manager once our operations grow to a capacity which will require our own staff.

We believe that from the proceeds from this offering, assuming all the shares offered to the public are sold, we will be able to finance our operations for at least 12 months.

                     DESCRIPTION OF PROPERTY

Our principal administrative offices are located at 8764 Carlitas
Joy Court, Las Vegas, NV 89117; (702) 228-4688. Since Music Etc.
has not yet begun its operations, no business has yet been transacted here other than the development of the business plan.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships or related transactions to report.

     MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

At present, our shares are not traded publicly. Music Etc. hopes to have its common stock quoted on the OTC Bulletin Board.

Effect of Penny Stock Rules

The "penny stock" rules could make selling shares more difficult for the selling security holders. Our common stock will be a "penny stock," under Rule 3a51-1 under the Securities Exchange Act of 1934 unless and until the shares reach a price of at least $5.00 per share, we meet the financial size and volume levels for our common stock not to be considered a penny stock, or we register the shares on a national securities exchange or they are quoted on the NASDAQ system. The shares are likely to remain penny stocks for a considerable period after the shares that are being offered are sold. A "penny stock" is subject to Rules 15g-l through 15g-10 of the Securities exchange Act that require securities broker-dealers, before carrying out transactions in any "penny stock," to deliver a disclosure document to the customer describing the risks of penny stocks, and get a written receipt for that document, to disclose the compensation received by the broker-dealer or any associated person of the broker-dealer; and to send monthly statements to customers with market and price information about the "penny stock." Our common stock will also be subject to a rule which requires the broker-dealer, in some circumstances, to approve the "penny stock" purchaser's account under standards specified in the rule, and deliver written statements to the customer with information specified in the rule. These additional requirements could prevent broker-dealers from carrying out transactions and limit the ability of the selling security holders in this offering to sell their shares into any secondary market for our common stock and also limit the ability of any subsequent shareholders to sell the shares in the secondary market.

Holders

There are 52 holders of Music Etc.'s common stock.

Dividends

We do not have a policy of paying dividends, and it is currently anticipated that no cash dividends will be paid in order to retain earnings to finance future growth. Any future decision to pay cash dividends will be made on the basis of earning, alternative needs for funds and other conditions existing at the time.

Shares Eligible for Future Sale

With the exception of the aggregated total of 3,114,000 shares, held either directly or indirectly by the officers and directors, all shares registered in the instant offering shall be eligible for resale to the general public should there be a need for this type of securities. Pure Country makes no representations or guarantee that the shares registered hereunder shall have a market for resale.

Music Etc. makes no representations or guarantee that the shares registered hereunder shall have a market for resale.

                     EXECUTIVE COMPENSATION

The Company's officers and directors do not receive any compensation for their services rendered to the Company, nor have they received such compensation in the past. There is no written agreement for compensation. However, as of the date of this registration statement, the officers and directors are not restricted from setting their own compensation. Once the Company has a positive cash flow, the board will decide all matters related to compensation. As of the date of this registration statement, the Company has no funds available to pay the officers or directors. Further, the directors are not accruing any compensation pursuant to any agreement with the Company.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Registrant for the benefit of its employees.

                          FINANCIAL STATEMENTS


Financial Statements for the year ended December 31, 2000


                           MUSIC ETC., INC.
                         FINANCIAL STATEMENTS
                               CONTENTS
                                             Page
Independent Auditor's Report                 1
Financial Statements
  Balance Sheet                              2
  Statement of Operations                    3
  Statement of Stockholders, Equity          4
  Statement of Cash Flows                    5
  Notes to Financial Statements              6-9



                          KURT D. Saliger CPA
                      Certified Public Accountant

INDEPENDENT AUDITOR'S REPORT

Board of Directors
Music Etc., Inc.
Las Vegas, Nevada

I have audited the accompanying balance sheets of Music Etc., Inc. (a development stage company), as of December 31, 2000 and December 31, 1999 and the related statements of stockholders' equity for December 31, 2000 and December 31, 1999 and statements of operations and cash flows for the two years ended December 31, 2000 and December 31, 1999 and the period September 20, 1993 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my Audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Music Etc., Inc. as of December 31, 2000 and December 31, 1999 and the related statements of stockholders' equity for December 31, 2000 and December 31, 1999 and statements of operations and cash flows for the two years ended December 31, 2000 and December 31, 1999 and the period September 20, 1993 (inception) to December 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Kurt D. Saliger, CPA
Kurt D. Saliger C.P.A.
February 21, 2001

          5000 W. Oakey - Suite A-4 * Las Vegas, Nevada 89146
               Phone: (702) 367-1988 Fax: (702) 870-8388


                             MUSIC ETC., INC.
                       (A Development Stage Company)
                              BALANCE SHEETS

                         ASSETS
                                 December    December
                                 31, 2000    31, 1999
CURRENT ASSETS
  Cash                                  $0            $0
                                 ---------      --------
  TOTAL CURRENT ASSETS                  $0            $0
                                 ---------      --------
     TOTAL ASSETS                       $0            $0
                                 =========      ========

          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Officer Advances                  $3,267          $267
                                 ---------      --------
  TOTAL CURRENT LIABILITIES         $3,267          $267

STOCKHOLDERS' EQUITY
  Preferred Stock, $.001 par
value
  authorized 10,000,000 shares;
  issued and outstanding at
  Dec. 31, 2000    none                 $0

  Common Stock, $.001 par value
  authorized 50,000,000 shares;
  issued and outstanding at
  Dec. 31, 1999 6,000,000 shares                  $6,000
  Dec. 31, 2000 6,000,000 shares    $6,000

  Additional Paid In Capital      ($2,315)      ($2,315)

  Deficit Accumulated During
  Development Stage               ($6,952)      ($3,952)
                                 ---------      --------
  TOTAL STOCKHOLDERS EQUITY       ($3,267)        ($267)
                                 ---------      --------
     TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY               $0            $0
                                 =========      ========

              See accompanying notes to financial statements.
                                    -2-
                             MUSIC ETC., INC.
                       (A Development Stage Company)
                          STATEMENT OF OPERATIONS

                           Year         Year         Sept. 20,
                           Ended        Ended        1993
                           December     December     (inception)
                           31, 2000     31, 1999     to Dec. 31, 2000

INCOME
Revenue                            $0            $0             $0
                            ---------     ---------     ----------
TOTAL INCOME                       $0            $0             $0

EXPENSES

General, Selling
and Administrative             $3,000          $267         $6,952

Amortization                       $0            $0             $0
                            ---------     ---------     ----------
TOTAL EXPENSES                 $3,000          $267         $6,952
                            ---------     ---------     ----------
NET PROFIT (LOSS)            ($3,000)        ($267)       ($6,952)
                            =========     =========     ==========

NET PROFIT (LOSS)
PER SHARE                   ($0.0005)         (NIL)      ($0.0012)
                            =========     =========     ==========

AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING           6,000,000     6,000,000      6,000,000
                            =========     =========     ==========

               See accompany notes to financial statements.
                                    -3-
                             MUSIC ETC., INC.
                       (A Development Stage Company)
               STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                Common Stock                       (Deficit)
                                -------------                     Accumulated
                            Number                   Additional      During
                              of                     Paid-in      Development
                            Shares         Amount    Capital         Stage
                           ---------      --------   ---------    ------------

Balance,
December 31, 1998              25,000         $3,685          $0       ($3,685)

Change from no par
value to $0.001
September 21, 1999                          ($3,660)      $3,660

Forward stock split
240 to 1
September 21, 1999          5,975,000         $5,975    ($5,975)

Net Loss,
December 31, 1999                                                        ($267)
                         ------------    -----------   ---------     ----------
Balance, Dec. 31, 1999      6,000,000         $6,000    ($2,315)       ($3,952)

Net Loss,
December 31, 2000                                                      ($3,000)
                         ------------    -----------   ---------     ----------
Balance, December 31,
2000                        6,000,000         $6,000    ($2,315)       ($6,952)
                         ============    ===========   =========     ==========

               See accompany notes to financial statements.

                                    -4-


                             MUSIC ETC., INC.
                       (A Development Stage Company)
                          STATEMENT OF CASH FLOWS

                                 Year           Year       Sept. 20, 1993
                                Ended           Ended        (inception)
                               December       December         to Dec.
                               31, 2000       31, 1999        31, 2000

CASH FLOWS FROM
OPERATING ACTIVITIES

Net (Loss)                       ($3,000)           ($267)     ($6,952)

Adjustment to reconcile
net loss to net cash
provided by operating
activities

Amortization                           $0               $0           $0
Officer Advances                   $3,000             $267       $3,267
                              -----------      -----------   ----------
Net cash used in
operating activities                   $0               $0     ($3,685)

CASH FLOWS FROM
FINANCING ACTIVITIES
Issue Common Stock                     $0               $0       $3,685
                              -----------      -----------   ----------
Net increase
(decrease) in cash                     $0               $0           $0

Cash, Beginning
of Period                              $0               $0           $0
                              -----------      -----------   ----------
Cash, End
of Period                              $0               $0           $0
                              ===========      ===========   ==========

                    See accompanying notes to financial
                                statements.
                                    -5-

                        MUSIC ETC., INC.

                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
             December 31, 2000 and December 31, 1999

NOTE 1 - ORGANIZATION AND ACCOUNTING POLICIES

         The Company was incorporated September 20, 1993 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting Method
        The Company records income and expenses on the accrual method of accounting.

     Estimates
        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and equivalents
        The Company maintains a cash balance in a non-interest bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of December 31, 2000.

     Income Taxes
        Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                               -6-

                        MUSIC ETC., INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
             December 31, 2000 and December 31, 1999

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Reporting on Costs of Start-Up Activities
        In April 1998, the American Institute of Certified Public Accountants issued Statement of position 98-5 ("SOP 98-51'), "Reporting the Costs of Start-up Activities" which provides guidance on the financial reporting of start-up costs and organizational costs. It requires costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle.

     Loss Per Share
        Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of December 31, 2000 the Company had no dilutive common stock equivalents such as stock options.

     Year End
        The Company has selected December 31st as its fiscal year end.

     Year 2000 Disclosure
        The year 2000 issue had no effect on the Company.

NOTE 3 - INCOME TAXES

        There is no provision for income taxes for the year ended December 31, 2000. The Company's total deferred tax asset as of December 31, 2000 is as follows:

           Net operating loss carry forward    $6,952
           Valuation allowance                 $6,952
           Net deferred tax asset                  $0

        The federal net operating loss carry forward will expire in 2017 to 2019.
                               -7-

                        MUSIC ETC., INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
             December 31, 2000 and December 31, 1999

NOTE 4 - STOCKHOLDERS' EQUITY

     Common Stock
        The authorized common stock of the Company consists of 50,000,000 shares with a par value of $0.001 per share.

        On Sept. 20, 1993 the Company issued 20 shares of its no par value common stock in consideration of $200 in cash to one of its directors.

        On July 27, 1997 the Company issued 24,980 shares of its no par value common stock in consideration of $3,485 in cash to three of its directors.

        On September 21, 1999 the State of Nevada approved the Company's restated Articles of Incorporation which increased its capitalization from 25,000 common shares of no par value to 50,000,000 common shares with a par value of $0.001 and added 10,000,000 preferred shares with a par value of $0.001.

        On September 21, 1999 the Company forward split its common stock 240:1 thus increasing the number of outstanding common shares from 25,000 to 6,000,000 shares.

     Preferred Stock
        The authorized preferred stock of the Company consists of 10,000,000 shares with a par value of $0.001 per share.

NOTE 5 - GOING CONCERN

        The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.


                             -8-



                      MUSIC ETC., INC.
                (A Development Stage Company)
                NOTES TO FINANCIAL STATEMENTS
           December 31, 2000 and December 31, 1999

NOTE 6 - RELATED PARTY TRANSACTIONS

    The Company neither owns nor leases any real or personal property. An officer of the Company provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. the officers and directors of the Company are involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - WARRANTS AND OPTIONS

    There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 8 - OFFICER ADVANCES

    While the Company was seeking additional capital to advance its business plan, an officer of the Company has advanced funds on behalf of the Company to pay for any costs incurred by it. These funds are interest free.

                             -9-

Financial Statements for the period ended June 30, 2001

                       MUSIC ETC., INC.

                     FINANCIAL STATEMENTS

                           CONTENTS


                                                           PAGE



     Independent Auditors Report                              1

     Financial Statements

          Balance Sheet                                       2

          Statement Of Operations                           3-5

          Statement Of Stockholders' Equity                   6

          Statement Of Cash Flows                           7-9

          Notes To Financial Statements                   10-13





















     Member Nevada Society of Certified Public Accountants
                   Member American Institute
                of Certified Public Accountants

                    KURT D. SALIGER, C.P.A.
                  Certified Public Accountant




                 INDEPENDENT AUDITORS' REPORT

Board Of Directors
Music Etc., Inc.
Las Vegas, Nevada

     I have audited the accompanying balance sheets of Music Etc., Inc., (a development stage company), as of June 30, 2001 and June 30, 2000 and the related statements of stockholders' equity for June 30, 2001 and statements of operations and cash flows for the six months ended June 30, 2001 and the two years ended December 31, 2000 and December 31, 1999 and the period September 20, 1993 (inception) to June 30, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Music Etc., Inc., as of June 30, 2001 and June 30, 2000 and the related statements of stockholders' equity for June 30, 2001 and statements of operations and cash flows for the six months ended June 30, 2001 and the two years ended December 31, 2000 and December 31, 1999 and the period September 20, 1993 (inception) to June 30, 2001 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters, are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Kurt D. Saliger
Kurt D. Saliger C.P.A.
May 4, 2001

 1601 South Rainbow Blvd., Suite 220B .Las Vegas, Nevada 89146
           Phone: (702) 367-1988 Fax: (702) 948-8674

                       MUSIC ETC., INC.
                 (A Development Stage Company)
                        BALANCE SHEETS

                               ASSETS
                                      June             June
                                      30,2001          30, 2000
                                      ---------        ----------
CURRENT ASSETS
  Cash                                        $   0             $   0
                                         ----------         ---------
  TOTAL CURRENT ASSETS                        $   0             $   0
                                         ----------         ---------
     TOTAL ASSETS                             $   0             $   0
                                         ----------         ---------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Officers Advances (Note 8)              $   4,152           $   267
                                         ----------         ---------
TOTAL CURRENT LIABILITIES                 $   4,152           $   267
                                         ----------         ---------

STOCKHOLDERS EQUITY (Note 4)

Preferred Stock, $0.001 Par Value
Authorized 10,000,000 Shares
Issued and Outstanding
At June 30, 2001 - None                      $   0

Common stock, $.001 par value
authorized 50,000,000 shares
issued and outstanding at
June 30, 2000 - 6,000,000 shares                            $   6,000
June 30, 2001 - 6,000,000 shares         $   6,000

Additional paid in Capital               $  (2,315)        $  (2,315)

Deficit Accumulated during
development stage                        $  (7,837)        $  (3,952)
                                         ----------         ---------

TOTAL STOCKHOLDERS' EQUITY               $  (4,152)          $  (267)
                                         ----------         ---------

TOTAL LIABILITIES AND
STOCKHOLDERS EQUITY                           $   0             $   0
                                         ----------         ---------

        See accompanying notes to financial statements

                             - 2 -

                       MUSIC ETC., INC.
                 (A Development Stage Company)
                    STATEMENT OF OPERATIONS


                          Six            Six
                          Months         Months            Sept. 20, 1993
                          Ended          Ended             (Inception)
                          June           June              to June
                          30,2001        30,2000           30,2001

INCOME
Revenue                          $   0              $   0           $   0
                            ----------        -----------      ----------
TOTAL INCOME                     $   0              $   0           $   0

EXPENSES

General, Selling
and Administrative               $   0              $   0       $   7,837

Amortization                     $   0              $   0           $   0
                            ----------        -----------      ----------
TOTAL EXPENSES                   $   0              $   0       $   7,837


NET PROFIT (LOSS)                $   0              $   0      $  (7,837)
                            ----------        -----------      ----------
NET PROFIT (LOSS)
per share -  (Note 2)          $   Nil            $   Nil      $ (0.0013)
                            ----------        -----------      ----------

AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING            6,000,000          6,000,000       6,000,000
                            ----------        -----------      ----------






        See accompanying notes to financial statements
                             - 3 -

                       MUSIC ETC., INC.
                 (A Development Stage Company)
                    STATEMENT OF OPERATIONS


                          Three            Three
                          Months           Months           Sept. 20, 1993
                          Ended            Ended            (Inception)
                          June             June             to June
                          30,2001          30,2000          30,2001

INCOME
Revenue                            $   0             $   0             $   0
                             -----------        ----------       -----------
TOTAL INCOME                       $   0             $   0             $   0

EXPENSES

General, Selling
and Administrative                 $   0             $   0         $   7,837

Amortization                       $   0             $   0             $   0
                             -----------        ----------       -----------
TOTAL EXPENSES                     $   0             $   0         $   7,837


NET PROFIT (LOSS)                  $   0             $   0        $  (7,837)
                             -----------        ----------       -----------
NET PROFIT (LOSS)
per share -  (Note 2)            $   Nil           $   Nil        $ (0.0013)
                             -----------        ----------       -----------

AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING              6,000,000         6,000,000         6,000,000
                             -----------        ----------       -----------







        See accompanying notes to financial statements
                             - 4 -


                       MUSIC ETC., INC.
                 (A Development Stage Company)
                    STATEMENT OF OPERATIONS


                       Year             Year            Sep. 20, 1993
                       Ended            Ended           (Inception)
                       December         December        to June
                       31, 2000         31, 1999        30, 2001

INCOME
Revenue                         $   0             $   0            $   0
                          -----------       -----------      -----------
TOTAL INCOME                    $   0             $   0            $   0

EXPENSES

General, Selling
and Administrative          $   3,000           $   267        $   7,837
Amortization                    $   0             $   0            $   0
                          -----------       -----------      -----------
TOTAL EXPENSES              $   3,000           $   267        $   7,837

NET PROFIT (LOSS)          $  (3,000)          $  (267)       $  (7,837)
                          -----------       -----------      -----------
NET PROFIT (LOSS)
PER SHARE (Note #2)        $ (0.0005)           $   Nil       $ (0.0013)
                          -----------       -----------      -----------

AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING           6,000,000         6,000,000        6,000,000
                          -----------       -----------      -----------









        See accompanying notes to financial statements

                             - 5 -

                                MUSIC ETC., INC.
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                  June 30, 2001

                                     Common Stock                            (Deficit)
                                                                             Accumulated
                            Number                           Additional      During
                            of                               paid-in         Development
                            Shares           Amount          Capital         Stage


Balance,
December 31, 1998                    25,000       $   3,685            $   0    $   (3,685)


Changed from no par
Value to $0.001
September 21, 1999                              $   (3,660)        $   3,660

Forward Stock Split
240 to 1
September 21, 1999                5,975,000       $   5,975      $   (5,975)

Net loss
December 31, 1999                                                                 $   (267)
                                                                               ------------

Balance, Dec. 31, 1999            6,000,000       $   6,000      $   (2,315)    $   (3,952)

Net loss
December 31, 2000                                                               $   (3,000)
                                                                               ------------
Net loss
June 30, 2001                                                                    $   ($885)
                                                                                -----------
Balance
June 30, 2001                    6,000,000       $   6,000       $   (2,315)    $   (7,837)
                                -----------     -----------      -----------    -----------









                 See accompanying notes to financial statements
                                    -    6 -

                        MUSIC ETC., INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS


                           Six              Six
                           Months           Months          Sept 20,1993
                           Ended            Ended           (Inception)
                           June             June            to June
                           30, 2001         30, 2000        30, 2001


CASH FLOW FROM
OPERATING ACTIVITIES

Net (Loss)                     $   ($885)             $   0      $ (7,837)

Adjustment to reconcile
net loss to net cash
provided by operating
activities

Amortization                        $   0             $   0          $   0
Officer Advances                  $   885             $   0      $   4,152
                              -----------        ----------     ----------
Net cash used in
Operating activities                $   0             $   0      $ (3,685)


CASH FLOW FROM
FINANCING ACTIVITIES
Issue Common Stock                  $   0             $   0      $   3,685
                              -----------        ----------     ----------
Net Increase
(decrease) in cash                  $   0             $   0          $   0

Cash, Beginning
Of period                           $   0             $   0          $   0
                              -----------        ----------     ----------

Cash, End
Of Period                           $   0             $   0          $   0
                              -----------        ----------     ----------

         See accompanying notes to financial statements

                        MUSIC ETC., INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS


                            Three         Three
                            Months        Months          Sept 20,1993
                            Ended         Ended           (Inception)
                            June          June            to June
                            30, 2001      30, 2000        30, 2001


CASH FLOW FROM
OPERATING ACTIVITIES

Net (Loss)                   $  ($885)             $   0     $  (7,837)

Adjustment to reconcile
net loss to net cash
provided by operating
activities

Amortization                     $   0             $   0          $   0
Officer Advances               $   885             $   0      $   4,152
                             ---------         ---------      ---------
Net cash used in
Operating activities             $   0             $   0      $ (3,685)


CASH FLOW FROM
FINANCING ACTIVITIES
Issue Common Stock               $   0             $   0      $   3,685
                             ---------         ---------      ---------
Net Increase
(decrease) in cash               $   0             $   0          $   0

Cash, Beginning
Of period                        $   0             $   0          $   0
                             ---------         ---------      ---------

Cash, End
Of Period                        $   0             $   0          $   0
                             ---------         ---------      ---------


         See accompanying notes to financial statements

                        MUSIC ETC., INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS

                           Year           Year           Sept. 20, 1993
                           Ended          Ended          (Inception)
                           December       December       to June
                           31, 2000       31, 1999       30, 2001
CASH FLOW FROM
OPERATING ACTIVITIES

Net (Loss)                    $  (3000)         $  (267)      $   (7,837)

Adjustment to reconcile
net loss to net cash
provided by operating
activities

Amortization                      $   0            $   0            $   0
Officer Advances                $ 3,000           $  267         $  4,152
                             ----------       ----------      -----------
Net cash used in
Operating activities              $   0            $   0        $ (3,685)

CASH FLOW FROM
FINANCING ACTIVITIES
Issue Common Stock                $   0            $   0         $  3,685
                             ----------       ----------      -----------
Net Increase
(decrease) in cash                $   0            $   0            $   0

Cash, Beginning
Of period                         $   0            $   0            $   0
                             ----------       ----------      -----------

Cash, End
Of Period                         $   0            $   0            $   0
                             ----------       ----------      -----------









         See accompanying notes to financial statements

                        MUSIC ETC., INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                 June 30, 2001 and June 30, 2000



NOTE 1 -ORGANIZATION AND ACCOUNTING POLICIES

         The Company was incorporated September 20, 1993 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting Method
          The Company records income and expenses on the accrual method of accounting.

     Estimates
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and equivalents
          The Company maintains a cash balance in a non-interest bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of June 30, 2001.

     Income Taxes
          Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                        MUSIC ETC., INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                 June 30, 2001 and June 30, 2000



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Reporting on Costs of Start-Up Activities
          In April 1998, the American Institute of Certified Public Accountants issued Statement of position 98-5 ("SOP 98-5"), "Reporting the Costs of Start-up Activities" which provides guidance on the financial reporting of start-up costs and organizational costs. It requires costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle.

     Loss Per Share
          Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of June 30, 2001 the Company had no dilutive common stock equivalents such as stock options.

     Year End
          The Company has selected December 31st as its fiscal year end.

     Year 2000 Disclosure
          The year 2000 issue had no effect on the Company.

NOTE 3 - INCOME TAXES

     There is no provision for income taxes for the year ended
     December 31,2000. The Company's total deferred tax asset as of June 30, 2001 is as follows:

          Net operating loss carry forward              $7,837
          Valuation allowance                           $7,837
          Net deferred tax asset                        $    0

     The federal net operating loss carry forward will expire in 2017 to 2019.

                        MUSIC ETC., INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                 June 30, 2001 and June 30, 2000


NOTE 4 STOCKHOLDER'S EQUITY
     Common Stock
          The authorized common stock of the Company consists of 50/000,000 shares with a par value of $0.001 per share.

          On July 27, 1995 the Company issued 20 shares of its no par value common stock in consideration of $200 in cash to one of its directors.

          On July 27, 1997 the Company issued 24,980 shares of its no par value common stock in consideration of $5,996 in cash to three of its directors.

          On September 21, 1999 the State of Nevada approved the Company's restated Articles of Incorporation that increased its capitalization from 25,000 common shares of no par value to 50,000,000 common shares with a par value of $0.001 and added 10,000,000 preferred shares with a par value of $0.001.

          On September 21, 1999 the Company forward split its common stock 240:1 thus increasing the number of outstanding common shares from 25,000 to 6,000,000 shares.

     Preferred Stock
          The authorized preferred stock of the Company consists of 10,000,000 shares with a par value of $0.001 per share.

NOTE 5 GOING CONCERN.

          The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

                        MUSIC ETC., INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                 June 30, 2001 and June 30, 2000

NOTE 6 -RELATED PARTY TRANSACTIONS

     The Company neither owns nor leases any real or personal property. An officer of the Company provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. the officers and directors of the Company are involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 -WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 8 -OFFICER ADVANCES

     While the Company was seeking additional capital to advance its business plan, an officer of the Company has advanced funds on behalf of the Company to pay for any costs incurred by it. These funds are interest free.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On or about February 1, 2001, Music Etc. engaged Kurt Saliger to serve as its new principal independent accountant. Mr. Saliger replaces Barry Friedman as the Company's principal auditor.

Barry Friedman passed away in December 2000 which made the board of directors search for a new accountant.

The former accountant's report on the financial statements for the fiscal year 1999 were modified as to uncertainty that the Company will continue as a going concern.

During the two most recent fiscal years and the subsequent interim period preceding the passing of Mr. Friedman, there were no disagreements with the former accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if any, if not resolved to the satisfaction of the former accountant would have caused it to make reference to the subject matter of the disagreement(s), if any, in connection with its reports.

               WHERE YOU CAN FIND MORE INFORMATION

Music Etc. has filed a registration statement on Form SB-2 with the Commission under the Securities Act for the registration of the common stock offered by this prospectus. For purposes of this prospectus, the term registration statement means the registration statement and any and all amendments thereto. This prospectus omits certain information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information with respect to Music Etc. and the common stock offered, please refer to the registration statement, including the exhibits thereto. Statements contained in this prospectus concerning the contents of any contract or other document are not necessarily complete, and where such contract or other document is an exhibit to the registration statement, or otherwise, each such statement, is qualified by the provisions of such exhibit.

We are subject to the informational requirements of the Exchange Act, and in accordance therewith we will file reports, proxy and information statements, and other information with the Commission. Reports, registration statements, proxy and information statements, and other information filed by us with the Commission. The registration statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549, by calling 1-800-SEC-0330. The Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information.

                             EXPERTS

The audited financial statements of Music Etc. as of December 31, 2000 and 1999 and as of June 30, 2001 and 2000 were audited by Kurt D. Saliger, an independent public accountant with an office in Las Vegas, Nevada. His report regarding Music Etc.'s financial statements is included in this prospectus in reliance upon his authority as an expert in accounting, auditing, and giving such reports.

                          LEGAL MATTERS

The law offices of Chapman & Flanagan, Ltd., Las Vegas, Nevada, has acted as Music Etc.'s legal counsel regarding the validity of the securities being offered by this prospectus.


              Outside back cover page of prospectus

Until _____________, 20___, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                 -------------------------------

                     Up to 9,000,000 Shares

                        Music Etc., Inc.

                          Common Stock

                 -------------------------------

                           Prospectus

                 -------------------------------

                        Music Etc., Inc.
                     8764 Carlitas Joy Court
                       Las Vegas, NV 89117
                         (702) 228-4688
                             Part II
             Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers

Music Etc.'s Articles of Incorporation and By-laws provide that the Corporation shall indemnify any Directors, Officer, Employee or Agent of the Corporation who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interest of the Corporation, or, in all other cases, that his conduct was at least not opposed to the Corporation's best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, determine that the individual did not meet the standard of conduct set forth in this paragraph.

Music Etc. currently maintains no director's and officer's insurance policy or any liability insurance concerning its officers and directors.

Item 25.   Other Expenses of Issuance and Distribution


           SEC Registration Fee               $     76.50
           Blue Sky Fees and Expenses         $      0.00
           Legal Fees and Expenses            $  6,000.00
           Accountants' Fees and Expenses     $  1,000.00
           Miscellaneous                      $    500.00
                                                 7,576.50

The above expenses, except for the SEC fees, are estimated. All of the expenses listed above will be paid by Music Etc.

Item 26.   Recent Sales of Unregistered Securities

On April 7, 1997, the Company sold 24,980 shares of its stock for a total consideration of $3,485.00 cash to the current officers and directors of the Company. With respect to the sales made, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the shares. The securities were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted.

Item 27.   Exhibits and Financial Statement Schedules

(a)  Exhibits

     Number   Description

     3.1*     Articles of Incorporation (incorporated by
               reference to Exhibit 3.1 to the Registrant's registration statement on Form 10-SB, as amended, filed with the Securities and Exchange Commission on June 23, 2000).

     3.2*     By-laws of the Registrant (incorporated by
               reference to Exhibit 3.2 to the Registrant's registration statement on Form 10-SB, as amended, filed with the Securities and Exchange Commission on June 23, 2000).

     5.1**    Opinion of Chapman & Flanagan, Ltd. as to
               legality.

     23.1**   Consent of Chapman & Flanagan, Ltd. (contained in
               Exhibit 5.1).

     23.2**   Consent of Merdinger, Fruchter, Rosen & Corso,
               P.C., Certified Public Accountants.

     24.1*    Power of Attorney (included on the Signature
               Page).

*    Previously filed.
**   Filed herewith.

Item 28.   Undertakings

     The undersigned registrant hereby undertakes to:

     (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               i.) include any prospectus required by section
                   10(a)(3) of the Securities Act;

               ii.)reflect in the prospectus any facts or events
                   which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               iii.)    include any additional or changed
                   material information on the plan of
                   distribution.

          2)For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          3)File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
______________________________________________


                           Signatures


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Reno, State of Nevada, on August 22, 2001.

                                   Music Etc., Inc.

                                   By: /s/ Lewis Eslick
                                   Lewis Eslick, President


                    Special Power of Attorney

The undersigned constitute and appoint Lewis Eslick their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

     Signature                 Title                 Date

/s/ Lewis Eslick      President and Director       August 22,
Lewis Eslick                                         2001


/s/ Leslie Eslick     Secretary and Director       August 22,
Leslie Eslick                                        2001


/s/ Patsy Harting     Treasurer and Director       August 22,
Patsy Harting                                        2001




                          Exhibit Index


     Number   Description

     3.1*     Articles of Incorporation (incorporated by
               reference to Exhibit 3.1 to the Registrant's registration statement on Form 10-SB, as amended, filed with the Securities and Exchange Commission on June 23, 2000).

     3.2*     By-laws of the Registrant (incorporated by
               reference to Exhibit 3.2 to the Registrant's registration statement on Form 10-SB, as amended, filed with the Securities and Exchange Commission on June 23, 2000).

     5.1**    Opinion of Chapman & Flanagan, Ltd. as to
               legality.

     23.1**   Consent of Chapman & Flanagan, Ltd. (contained in
               Exhibit 5.1).

     23.2**   Consent of Merdinger, Fruchter, Rosen & Corso,
               P.C., Certified Public Accountants.

     24.1*    Power of Attorney (included on the Signature
               Page).

*    Previously filed.
**   Filed herewith.